Exhibit 21.1

SUBSIDIARIES OF
TESORO LOGISTICS LP

Subsidiary	Jurisdiction of Organization
Tesoro High Plains Pipeline Company LLC	Delaware
Tesoro Logistics Finance Corp.	Delaware
Tesoro Logistics Northwest Pipeline LLC	Delaware
Tesoro Logistics Pipelines LLC	Delaware
Tesoro Logistics Operations LLC	Delaware
Tesoro SoCal Pipeline Company LLC	Delaware
Tesoro Alaska Pipeline Company LLC	Delaware
Tesoro Alaska Terminals LLC	Delaware
QEP Field Services, LLC	Delaware
QEP Midstream Partners GP, LLC	Delaware
QEP Midstream Partners, LP (a)	Delaware
QEP Midstream Partners Operating, LLC (b)	Delaware
QEPM Gathering I, LLC (c)	Delaware
Rendezvous Pipeline Company, LLC (d)	Colorado
Rendezvous Gas Services, L.L.C. (e)	Wyoming
Green River Processing, LLC (f)	Delaware
Three Rivers Gathering, L.L.C. (g)	Delaware
Uintah Basin Field Services, L.L.C. (h)	Delaware
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(a)	98% owned by QEP Field Services, LLC and 2% general partner interest owned by QEP Midstream Partners GP, LLC

(b)	100% owned by QEP Midstream Partners, LP

(c)	100% owned by QEP Midstream Operating, LLC

(d)	100% owned by QEPM Gathering I, LLC

(e)	78% owned by QEPM Gathering I, LLC

(f)	60% owned by QEP Field Services, LLC and 40% owned by QEP Midstream Partners Operating, LLC

(g)	50% owned by QEP Midstream Partners Operating, LLC

(h)	38% owned by QEP Field Services, LLC